Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Broad Investment Grade 2009 Term Trust, Inc. (the
“Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended October 31, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange
Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 19, 2008

/s/ Donald C. Burke
Donald C. Burke
Chief Executive Officer (principal executive officer) of
BlackRock Broad Investment Grade 2009 Term Trust, Inc.

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Broad Investment Grade 2009 Term Trust, Inc. (the
“Registrant”), hereby certifies, to the best of his knowledge, that the Registrant’s Report on Form N-CSR for the period ended October 31, 2008, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange
Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: December 19, 2008

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock Broad Investment Grade 2009 Term Trust, Inc.

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange
Commission.